UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2021

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-37773	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Yalelaan 62

3584 CM Utrecht

The Netherlands

(Address of principal executive offices) (Zip Code)

+31 85 016 2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, €0.09 nominal value per share	MRUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2021 (the “Effective Date”), Merus N.V., a public company with limited liability incorporated under the laws of the Netherlands (the “Company,” “we” and “our”), entered into a Collaboration and License Agreement (the “Collaboration Agreement”) and Share Subscription Agreement (the “Subscription Agreement”) with Eli Lilly and Company, an Indiana corporation (“Eli Lilly”).

Under the terms of the Collaboration Agreement, the parties have agreed to collaborate with respect to the discovery and research of bispecific antibodies utilizing the Company’s proprietary Biclonics® bispecific technology platform. The collaboration encompasses up to three (3) independent programs directed to the generation of T-cell re-directing bispecific antibodies that bind CD3 and a tumor associated antigen target selected by Eli Lilly (“Target”) to be the subject of each such program.

The Company granted to Eli Lilly an exclusive, worldwide, royalty-bearing, sublicensable license, under certain patent rights and know-how to exploit certain compounds and products directed to designated Targets in combination with CD3, or directed to such designated Target(s) alone as a monospecific antibody or monospecific antibody drug conjugate, subject to rights granted by Merus to third parties under one or more existing third party agreements. Merus retains all rights not granted to Eli Lilly.

Additionally, in the case of a change of control that may adversely impact certain rights and obligations of the parties under the Collaboration Agreement, (a) the Company has agreed to terminate or transfer its rights to third parties under certain research programs and (b) Eli Lilly has the option to take over the Company’s research obligations.

Eli Lilly has agreed to pay an upfront, non-refundable payment of $40 million (the “Upfront Payment”) for the rights granted under the Collaboration Agreement within 30 days following the Effective Date. Eli Lilly will fund the research and development activities to be conducted by the Company for each program under an agreed research plan and budget. With respect to each product arising from each program, the Company is eligible to receive up to $290 million in future contingent development and regulatory milestones and up to $250 million in commercial sales milestones, for a total of up to approximately $1.6 billion for a single product generated from all three programs. The Company is further eligible to receive, on a product-by-product and country-by-country basis, tiered royalties based on the level of worldwide aggregate annual net sales at percentages ranging from the mid-single digits to low double digits until the royalty term expires.

The Collaboration Agreement includes a three year research term for the Company to perform research and development activities, subject to two extension terms of six months at Eli Lilly’s discretion. The Collaboration Agreement will continue on a product-by-product basis until Eli Lilly has no royalty payment obligations with respect to such product or, if earlier, the termination of the Collaboration Agreement or any program in accordance with the terms of the Collaboration Agreement. The Collaboration Agreement may be terminated in its entirety or on a program-by-program basis at will by Eli Lilly. The Collaboration Agreement may also be terminated by either party under certain other circumstances, including material breach, as set forth in the Collaboration Agreement. If the Collaboration Agreement is terminated with respect to one or more programs, depending on the stage of development, certain rights in the terminated programs revert to the Company, in accordance with the terms of the Collaboration Agreement.

In connection with entering into the Collaboration Agreement, pursuant to the Subscription Agreement, on January 18, 2021 (the “Closing Date”), Eli Lilly agreed to purchase 706,834 common shares of the Company (the “Shares”) at a price per share of $28.295 for aggregate gross proceeds to the Company of approximately $20 million (the “Private Placement”). Eli Lilly agreed not to transfer, sell, or otherwise dispose of the Shares for a period of time following the Closing Date, subject to certain customary exceptions.

The Shares were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws, as a transaction by an issuer not involving a public offering. Eli Lilly represented in the Subscription Agreement that it was acquiring the Shares for its own account and not with a view to the resale or distribution thereof in violation of the Securities Act. Accordingly, the Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Appropriate legends have been affixed to the Shares issued in the Private Placement.

Item 2.02	Results of Operations and Financial Condition.

The information with under the heading “Updated Financial Information” set forth under Item 8.01 of this Report is incorporated by reference into this Item 2.02.

Item 3.02	Unregistered Sales of Equity Securities.

The information with respect to the Shares set forth under Item 1.01 of this Report is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

The Company is providing the following updates.

At-the-Market Offering

On August 6, 2020, the Company entered into an Open Market Sale Agreement (the “Sales Agreement”), with Jefferies LLC (“Jefferies”), pursuant to which it may issue and sell common shares, having an aggregate offering price of up to $75.0 million, from time to time through an “at the market” equity offering program under which Jefferies acts as sales agent. During the three months ended December 31, 2020, the Company sold 2,451,281 common shares under the Sales Agreement for gross proceeds of $39.5 million and proceeds to the Company of $38.3 million, net of the sales agent’s commission of $1.2 million.

Updated Financial Information

As of December 31, 2020, the Company had cash, cash equivalents and marketable securities of approximately $208 million. Based on the Company’s current operating plan, it expects that its existing cash, cash equivalents and marketable securities and the expected proceeds to it from the Private Placement and Upfront Payment will be sufficient to fund its operations into the second half of 2023.

The Company has not completed its financial closing procedures for the three months and year ended December 31, 2020, and actual results could be materially different from the information presented above. KPMG Accountants N.V. has not audited, reviewed, compiled, or performed any procedures with respect to such information. Accordingly, KPMG Accountants N.V. does not express an opinion or any other form of assurance with respect thereto.

Clinical Development

On January 7, 2021, the Company announced that the U.S. Food and Drug Administration granted Fast Track Designation to zenocutuzumab for the treatment of patients with metastatic solid tumors harboring NRG1 gene fusions that have progressed on standard-of-care therapy.

On January 15, 2021, the Company presented in a poster session interim clinical data from its Phase 1 dose escalation study of MCLA-158 at the American Society of Clinical Oncology 2021 Gastrointestinal Cancers Symposium. MCLA-158 was administered to 33 patients over 11 dose levels (5-1500 mg, flat dose), a heavily pretreated population with an average of four lines of prior therapy. Dual EGFR/LRG5 blockade with MCLA-158 was observed to be well tolerated, and no dose limiting toxicities occurred. The recommended Phase 2 dose was established at 1500 mg administered intravenously once every two weeks. Enrollment of patients with gastro-esophageal and head-and-neck cancers continues at this dose in the expansion phase of the open-label, multicenter trial, with preliminary evidence of antitumor activity having been observed.

In January 2021, Betta Pharmaceuticals Co. Ltd. announced that the Chinese National Medical Products Administration had accepted its Investigational New Drug application of MCLA-129 injection.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in the Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the parties’ performance under the Collaboration Agreement, the potential economics of the Collaboration Agreement, including any payments we may receive, our cash, cash equivalents and marketable securities, and the sufficiency of our cash, cash equivalents and marketable securities and proceeds from the Private Placement and the Upfront Payment. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to performance of third parties under collaboration agreements, risks related to our clinical development plans and business operations, the duration and severity of the COVID-19 pandemic and the duration and scope of government recommendations and/or mandates regarding social distancing and limitation of public exposure.

These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 filed with the Securities and Exchange Commission (“SEC”), on November 5, 2020, and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Report. Any such forward-looking statements represent management’s estimates as of the date of this Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERUS N.V.

Date: January 19, 2021	By:	/s/ Sven A. Lundberg
	Name:	Sven (Bill) Ante Lundberg
	Title:	President, Chief Executive Officer and Principal Financial Officer